EXHIBIT 10.20

                             ----------------------
                            STOCK PURCHASE AGREEMENT

                                December 12, 1996
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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

1.       Purchase and Sale of Stock........................................  1
         1.1      Closing..................................................  1
         1.2      Delivery.................................................  1

2.       Representations and Warranties of the Company.....................  1
         2.1      Authority................................................  1
         2.2      Organization, Good Standing and Qualification............  2
         2.3      Capitalization and Voting Rights.........................  3
         2.4      Subsidiaries.............................................  3
         2.5      Valid Issuance of Common Stock...........................  3
         2.6      Governmental Consents....................................  4
         2.7      Offering.................................................  4
         2.8      Litigation...............................................  4
         2.9      Intellectual Property....................................  4
         2.10     Conflicts................................................  5
         2.11     Compliance with Other Instruments........................  5
         2.12     Disclosure...............................................  6
         2.13     Registration Rights......................................  6
         2.14     Title to Property and Assets.............................  6
         2.15     Financial Statements.....................................  6
         2.16     Changes..................................................  6
         2.17     SEC Documents; Material Contracts........................  7
         2.18     Compliance with All Laws.................................  7
         2.19     Investment Company.......................................  8

3.       Representations and Warranties of Investor........................  8
         3.1      Authorization............................................  8
         3.2      Purchase Entirely for Own Account........................  8
         3.3      Governmental Consents....................................  8
         3.4      No Consent...............................................  8
         3.5      Disclosure of Information................................  9
         3.6      Investment Experience....................................  9
         3.7      Accredited Investor......................................  9
         3.8      Restricted Securities....................................  9
         3.9      Further Limitations on Disposition.......................  9
         3.10     Legends.................................................. 10

4.       Right to Notification............................................. 10
         4.1      Notification of Acquisition of Securities................ 10

                                       i.

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         4.2      Notification of Receipt of Acquisition Proposal
                     or Initiation of Sale................................. 10
         4.3      Actual Voting Power...................................... 11

5.       Registration Rights............................................... 11
         5.1      Request for Registration................................. 11
         5.2      Obligations of the Company............................... 12
         5.3      Expenses of Registration................................. 14
         5.4      Indemnification.......................................... 14
         5.5      Limitations on Subsequent Registration Rights............ 16

6.       Right of First Offer.............................................. 17
         6.1      New Issuances............................................ 17
         6.2      "New Securities"......................................... 17
         6.3      Notice of New Securities................................. 17
         6.4      Exercise of Right of First Offer......................... 18
         6.5      Transferability.......................................... 18
         6.6      Closing.................................................. 18
         6.7      Reservation of Shares.................................... 18
         6.8      Term..................................................... 18

7.       Conditions of Investor's Obligations at Closing................... 18
         7.1      Representations and Warranties........................... 19
         7.2      Performance.............................................. 19
         7.3      Compliance Certificate................................... 19
         7.4      Qualifications........................................... 19
         7.5      Proceedings and Documents................................ 19
         7.6      Opinion of Company Counsel............................... 19

8.       Conditions of the Company's Obligations at Closing................ 19
         8.1      Representations and Warranties........................... 19
         8.2      Payment of Purchase Price................................ 19
         8.3      Qualifications........................................... 20

9.       Investor Notice................................................... 20

10.      Miscellaneous..................................................... 21
         10.1     Survival of Warranties................................... 21
         10.2     Assignment; Successors and Assigns....................... 21
         10.3     Governing Law............................................ 21
         10.4     Counterparts............................................. 21
         10.5     Titles and Subtitles..................................... 22
         10.6     Notices, etc............................................. 22
         10.7     Finder's Fee............................................. 23
         10.8     Expenses................................................. 23

                                       ii.
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10.9     Amendments and Waivers............................................ 23
10.10    Severability...................................................... 23
10.11    Entire Agreement.................................................. 23




                                      iii.

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                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 12th day of December, 1996, by and among Interlink Computer Sciences, Inc., a Delaware corporation (the "Company"), and Cisco Systems, Inc., a California corporation ("Investor").

                  WHEREAS, the Company and Investor have agreed to execute a Binding Letter of Intent contemporaneously with this Agreement;

                  WHEREAS, pursuant to the Binding Letter of Intent, the parties have agreed that they will execute a Development, Marketing and Support Agreement no later than January 16, 1997, which will supersede the Binding Letter of Intent; and

                  WHEREAS, this Agreement supersedes Section 15 and Section 17 of the Binding Letter of Intent.

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing (as hereinafter defined) and the Company agrees to sell and issue to Investor at the Closing, 622,000 shares of the Company's Common Stock (the "Shares"), at a purchase price of eleven dollars ($11.00) per share (the "Purchase Price").

                  1.1 Closing. The purchase and sale of the Shares shall be held at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, on December 12, 1996 at 4:00 p.m., or at such other time and place upon which the Company and Investor shall agree (which time and place shall be referred to as the "Closing").

                  1.2 Delivery. At the Closing, the Company will issue to Investor a certificate registered in the Investor's name, representing the number of Shares purchased by Investor against payment of the Purchase Price. The Purchase Price shall be paid to the Company by certified check payable to the Company or by wire transfer.

                  2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

                  2.1 Authority. The Company has full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated by this Agreement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of, and the consummation of the transactions contemplated by this Agreement and the performance of all obligations of the Company under this Agreement has been taken. This Agreement, upon execution and delivery by the Company and assuming the due and proper execution and delivery by Investor, constitutes legal, valid and binding obligations of the Company, enforceable in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties.

                  2.2 Organization, Good Standing and Qualification. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses and all proposed future businesses. With the exception of Interlink Iberica S.A., of which the Company owns 99.8% of the outstanding capital stock; each subsidiary of the Company only has one class of capital stock and the Company owns all of the outstanding capital stock of its subsidiaries free and clear of all claims, liens, charges and encumbrances; the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect, except where the failure of any such authorization, license, permit, consent, certificate or order to be valid or in full force, would not in any single case or when aggregated with all such failures by the Company and all of its subsidiaries have a material adverse effect upon the Company; the Company and each of its subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                                       2.

                  2.3 Capitalization and Voting Rights. The authorized capital of the Company as of December 3, 1996 consisted of:

                         (i)  Preferred  Stock.  5,000,000  shares of  Preferred
Stock, $0.001 par value (the "Preferred Stock"), none of which are issued and outstanding.

                         (ii) Common Stock.  25,000,000  shares of common stock,
$0.001 par value ("Common Stock"), of which 6,388,789 shares are issued and outstanding.

                         (iii)  Other  than  2,105,000  shares of  Common  Stock
reserved for issuance to employees pursuant to the Company's 1992 Stock Option Plan (the "Option Plan"), of which options to purchase 1,335,310 shares have been granted, 350,000 shares of Common Stock reserved for issuance under the 1996 Employee Stock Purchase Plan (the "Purchase Plan"), of which no shares have been issued, 150,000 shares of Common Stock reserved for issuance under the Company's 1996 Director Option Plan (the "Director Plan"), of which options to purchase 15,000 shares have been granted, and warrants to purchase 468,750 shares of Common Stock, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                         (iv) The issued and outstanding  shares of Common Stock
have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                  2.4 Subsidiaries. Other than Interlink France S.A.R.I., Interlink Deutschland GmbH, Interlink Iberica S.A. (Spain), Interlink (Switzerland) S.A., Interlink Computer Sciences, Ltd. (United Kingdom), New Era Systems Services, Ltd. (Canada), Era Nua Teoranta, Ltd. (Ireland), and Interlink Computer Sciences (Barbados) Inc., the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Other than as disclosed in each statement, annual, quarterly and other report, registration statement (the "Company SEC Documents") filed (other than preliminary material) by the Company with the U.S. Securities and Exchange Commission (the "SEC"), the Company is not a participant in any joint venture, partnership or similar arrangement.

                                       3.

                  2.5 Valid Issuance of Common Stock. The Common Stock to be sold by the Company has been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Stock by the Company pursuant to this Agreement.

                  2.6 Governmental Consents. Other than compliance with the Securities Act of 1933, as amended (the "Act") and such filings as may be required to be made with the National Association of Securities Dealers (the "NASD"), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

                  2.7 Offering. Subject in part to the truth and accuracy of Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  2.8 Litigation. Other than as disclosed in the Company SEC Documents, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business or results of operations of the Company and its subsidiaries taken as a whole; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is imminent which might be expected to have a material adverse effect on such condition, properties, business or results of operations. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body. There are no material legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened against any executive officers or directors of the Company.

                  2.9 Intellectual Property. Other than as disclosed in the Company SEC Documents, the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or

                                       4.

infringement of the rights of others. Other than as disclosed in the Company SEC Documents, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                  2.10 Conflicts. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business will, to the best of the Company's knowledge, conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which the Company or any of its employees is now obligated.

                  2.11 Compliance with Other Instruments. Except as to defaults which individually or in the aggregate would not be material to the Company and its subsidiaries taken as a whole, neither the Company nor any of its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and, except as to defaults which individually or in the aggregate would not be material to the Company and its subsidiaries taken as a whole, to the Company's knowledge, there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time

                                       5.

and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

                  2.12 Disclosure. The Company has fully provided Investor with all the information that such Investor has requested for deciding whether to purchase the Common Stock. Neither this Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                  2.13 Registration Rights. Except for the registration rights granted under this Agreement, and as disclosed in the Company SEC Documents, there are no other stockholders of the Company that have been granted registration rights, including piggyback rights, and the Company has not agreed to grant any registration rights, to any person or entity.

                  2.14 Title to Property and Assets. The Company or the applicable subsidiary has good and marketable title to all the properties and assets subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those which do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. The Company owns or leases all such properties as are necessary to its operations as now conducted.

                  2.15 Financial Statements. The Company has delivered to Investor its audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows, including notes thereto) at June 30, 1996 and for the fiscal year then ended, and its unaudited financial statements (balance sheet and profit and loss statement) as at and for the 3-month period ended September 30, 1996 (the audited and unaudited financial statements are collectively, the "Financial Statements"). The Financial Statements of the Company and its subsidiaries, present fairly the financial position of the Company and its subsidiaries, as the case may be, as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company and its subsidiaries, as the case may be, for the respective periods covered thereby. Such Financial Statements, schedules and related notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis.

                  2.16     Changes.  Since September 30, 1996:

                                       6.

                  (a) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business;

                  (b) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance;

                  (c) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations;

                  (d) There has not been any change in the capital stock or, other than in the ordinary course of business, indebtedness material to the Company and its subsidiaries; and

                  (e) there has not been any material adverse change or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole.


                  2.17 SEC Documents; Material Contracts. The Company has filed each statement, annual, quarterly and other report, registration statement and definitive proxy statement required to be filed (other than preliminary material) by the Company with the SEC subsequent to August 15, 1996. As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by any subsequently filed Company SEC Documents. The Company's Registration Statement on Form S-1, which became effective on August 14, 1996 (the "Registration Statement"), and the Company SEC Documents, include certain contracts as required by the SEC's rules and regulations. The contracts so described in the Registration Statement and in the Company SEC Documents, that are currently material to the Company and its business, are in full force and effect on the date hereof. Neither the Company nor any of its subsidiaries, nor to the Company's knowledge, any other party is in breach of or default under any of such contracts, except as to breaches or defaults which, in any single case or in the aggregate would not have a material adverse effect on the Company or the subsidiary.


                                       7.

                  2.18 Compliance with All Laws. The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                  2.19 Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  3. Representations and Warranties of Investor. Investor hereby represents and warrants that:

                  3.1 Authorization. Investor has full power and authority to execute and deliver, and to consummate the transactions contemplated by the Closing and this Agreement. All corporate action on the part of Investor, its officers, directors and shareholders necessary for (i) the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, and (ii) as of the Closing, the performance of all obligations of Investor under this Agreement, has been taken. This Agreement, upon execution and delivery by Investor and assuming the due and proper execution and delivery by the Company, constitutes a legal, valid and binding obligation of Investor, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Common Stock to be received by Investor (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  3.3 Governmental Consents. Other than compliance with the Act and such filings as may be required to be made with the NASD, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Investor is required in connection with the consummation of the transactions contemplated by this Agreement.

                                       8.

                  3.4 No Consent. No consent, approval, waiver or other action by any entity under any material contract, agreement, indenture, lease, instrument or other document to which Investor is a party or by which it is bound is required or necessary for the execution, delivery and performance of, or the consummation of the transactions contemplated by, this Agreement by Investor.

                  3.5 Disclosure of Information. Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

                  3.6 Investment Experience. Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. Investor has not been organized for the purpose of acquiring the Common Stock.

                  3.7 Accredited Investor. Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                  3.8 Restricted Securities. Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  3.9 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 provided and to the extent this Section is applicable, and:

                  (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or


                                       9.

                  (b) If reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  3.10 Legends. Each certificate or instrument representing Shares shall bear legends in substantially the following forms:

                         (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') AND ARE 'RESTRICTED SECURITIES' AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION."

                        (ii) Any other legends required by California law or other applicable blue sky or state securities laws.

The Company need not register a transfer of any Shares, and may also instruct its transfer agent not to register a transfer of any Shares, unless the conditions specified in the foregoing legends are satisfied to the extent applicable.

                  4. Right to Notification.

                  4.1 Notification of Acquisition of Securities. The Company will notify Investor in the event any person or entity acquires securities which results in such person or entity owning five (5%) percent or more of the securities of the Company or a Spinoff (defined as a subsidiary of the Company, to which the Company transfers substantially all of its assets used in development and/or production of TCP/IP products) promptly when the Company becomes aware of the acquisition. In the event any person or entity varies its ownership above five (5%) percent by one (1%) percent or more, then the Company shall notify Investor immediately after the Company receives a copy of the applicable Form 13 or any other applicable form or earlier if the Company becomes aware of such acquisition prior to receiving the applicable form filed with the SEC.


                                       10.

                  4.2 Notification of Receipt of Acquisition Proposal or Initiation of Sale. In the event that the Board of Directors of the Company or the Spinoff (i) receives an offer to be acquired by means of (x) a merger, consolidation or other business combination pursuant to which the stockholders of the Company or a Spinoff immediately prior to the effective date of such transaction have beneficial ownership of less than fifty percent (50%) of the total combined voting power for election of directors of the surviving corporation immediately following such transaction; or (y) the sale of all or substantially all of the assets of the Company or a Spinoff, or (ii) votes to initiate a sale to any other person or entity of (xx) twenty-five (25%) percent or more of the Actual Voting Power of the Company (as defined in Section 4.3 below) or a Spinoff, or (yy) all or substantially all of the Company's or a Spinoff's assets, prior to accepting such acquisition proposal or initiating such sale, the Company or the Spinoff shall provide to Investor written notice (the "Notice") of the proposed terms of such acquisition proposal or sale within two (2) business days of receipt of such acquisition proposal or the initiation of a sale of the Company or the Spinoff. The Notice shall include the following information: (a) the identity of the party making the acquisition proposal and
(b) the specific terms of the acquisition proposal or the initiation of a sale of the Company or the Spinoff. Further, the Company shall provide a true and complete copy of the acquisition proposal if in writing, or a complete written summary thereof if the proposal is not in writing, and any and all documents containing or referring to non-public information of the Company that are or have been supplied to the party making the acquisition proposal. The Company agrees not to accept an acquisition proposal or vote to initiate a sale of the Company or the Spinoff as provided for in this Section 4.2 earlier than twenty
(20) days from the date of Investor's receipt of the Notice.

                  4.3 Actual Voting Power. "Actual Voting Power of the Company or a Spinoff" shall mean the total number of votes that may be cast in the election of Directors of the Company or a Spinoff at any meeting of stockholders of the Company or a Spinoff if all shares of Common Stock and other securities of the Company or a Spinoff entitled to vote generally in the election of Directors of the Company or a Spinoff were present and voted at such meeting, other than votes that may be cast only by one class or series of stock (other than shares of Common Stock) or upon the happening of a contingency.

                  4.4 Term. The Notice requirements set forth in Section 4.1 shall commence on December 10, 1996 and shall terminate on December 31, 1999.


                                       11.

                  5. Registration Rights.

                  5.1 Request for Registration.

                  (a) If the Company shall receive at any time after August 15, 1997, a written request from Investor that the Company file a registration statement under the Act covering the registration of the Common Stock purchased hereunder, then the Company shall effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Act of all securities which Investor requests to be registered.

                  (b) If Investor intends to distribute the securities covered by its request by means of an underwriting, Investor shall so advise the Company as a part of its request made pursuant to subsection (a) above. The underwriter will be selected by the Company and shall be reasonably acceptable to Investor. Investor shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Investor a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of Investor; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 5.1:

                                (i)  After  the   Company   has   effected   one
registration, other than a registration which is made on Form S-3 pursuant to this Section 5.1, and such registration has been declared or ordered effective;

                                (ii) If all securities  which Investor  requests
to be registered may immediately be sold under Rule 144 during any 90-day period.

                                (iii) More than once in any 12-month period.

                  5.2 Obligations of the Company.  Whenever  required under this
Section 5 to effect the registration of any securities, the Company shall, as expeditiously as reasonably possible:


                                       12.

                  (a) Prepare and file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of Investor, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period Investor refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of securities.

                  (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, said form to be agreeable to the Company and its counsel. Investor shall also enter into and perform its obligations under such an agreement.

                  (f) Notify Investor at any time when a prospectus relating to such registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.


                                       13.

                  (h) Use commercially reasonable efforts to furnish, at the request of Investor, on the date that securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 5, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Investor and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Investor.

                  5.3 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with the request for registration pursuant to Section 5.1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to Investor hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for Investor) shall be borne by the Company and all such expenses for subsequent registrations shall be borne by Investor; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 5.1 if the registration request is subsequently withdrawn at the request of Investor (in which case Investor shall bear such expense); provided further, however, that if at the time of such withdrawal, Investor has learned of a material adverse change in the condition, business, or prospects of the Company from that known to Investor at the time of its request and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then Investor shall not be required to pay any of such expenses and shall retain its rights pursuant to Section 5.1.

                  5.4 Indemnification. In the event any securities are included in a registration statement under this Section 5:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless Investor, any underwriter (as defined in the Act) for Investor and each person, if any, who controls Investor or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary

                                       14.

prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each Investor, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 5.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Investor, underwriter or controlling person.

                  (b) To the extent permitted by law, Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, and any controlling person of any such underwriter or Investor, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Investor expressly for use in connection with such registration; and Investor will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 5.4(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 5.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Investor, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 5.4(b) exceed the gross proceeds from the offering received by Investor.

                  (c) Promptly after receipt by an indemnified  party under this
Section 5.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually

                                       15.

satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.4.

                  (d) If the indemnification provided for in this Section 5.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The  obligations  of the Company and  Investor  under this
Section 5.4 shall survive the completion of any offering of securities in a registration statement under this Section 5, and otherwise.

                  5.5 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Investor, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 5.1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities

                                       16.

in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the securities of Investor which are included or
(b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of August 15, 1997 or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 5.1.

                  6. Right of First Offer.

                  6.1 New Issuances. The Company hereby grants to Investor the right of first offer (the "Right of First Offer") to purchase a pro rata share (rounded to the next lowest number) of all (or any part) of any "New Securities" (as defined in Section 6.2) that the Company may, from time to time propose to sell and issue in a private equity financing. Such pro rata share, for purposes of this right of first offer, is the ratio of the number of Shares then owned by Investor to the total number of shares of Common Stock outstanding immediately prior to such issuance. This Right of First Offer shall be subject to the following provisions:

                  6.2 "New Securities" shall mean any Common Stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase Common Stock and equity securities of any type whatsoever that are, or may become, convertible into Common Stock; provided, however, that "New Securities" does not include the following:

                  (a) issuances of any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event;

                  (b)  securities  of  the  Company   issued   pursuant  to  the
acquisition of a business by the Company by merger, purchase of assets, or other acquisition or reorganization approved by the Board of Directors;

                  (c) securities of the Company issued in connection with equipment lease transactions, loan guarantees, commercial loans, bank financing transactions or technology licenses approved by the Board of Directors; and

                  (d) shares of Common Stock, warrants to purchase shares of Common Stock or options to purchase shares of Common Stock, issued or granted to officers, directors, employees or consultants of the Company pursuant to stock plans and option plans or other compensatory arrangements approved by the Board of Directors.

                  6.3 Notice of New Securities. In the event that the Company proposes to undertake an issuance of New Securities, it shall give Investor written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Investor shall have ten (10) business days after receipt of such notice to agree to purchase its pro rata share of such New

                                       17.

Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                  6.4 Exercise of Right of First Offer. In the event that Investor fails to exercise in full the right of first refusal within the ten
(10) business day period specified above, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement to sell) the New Securities respecting which the right of Investor was not exercised at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold (or entered into an agreement to sell) the New Securities within ninety (90) day period the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to the Investor in the manner provided above.

                  6.5 Transferability. This Right of First Offer may not be transferred or assigned by Investor.

                  6.6 Closing. The purchase and sale of any securities pursuant to the exercise of the Right of First Offer shall take place at 10:00 a.m. on the fifth business day following expiration or early termination of all waiting periods imposed on such purchase and sale by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or, if no waiting period is imposed on such purchase and sale by the HSR Act, not later than five (5) business days following Investor's exercise of the Right of First Offer. Any such purchase and sale shall occur at the offices of the Company located at the address set forth on the signature page hereof, or at such other time and place as the Company and Investor may agree. The Company and Investor will use their commercially reasonable efforts to comply with all Federal and state laws and regulations and stock exchange listing requirements applicable to any purchase and sale of securities pursuant to the exercise of the Right of First Offer. The issuance of such shares shall be subject to compliance with applicable laws and regulations of any applicable stock exchange and there shall not then be in effect any order enjoining or restraining such exercise or issuance.

                  6.7 Reservation of Shares. The Company agrees that it shall not take any of the actions or series of actions referred to in Paragraph 6 above which would have the effect of triggering the right of Investor to exercise the Right of First Offer unless the Company shall have an adequate number of shares available or reserved to satisfy any obligation it may have to issue shares under Paragraph 6 above.

                  6.8 Term.  The  right to  purchase  additional  shares in this
Section 6 shall terminate on December 31, 1999.

                  7. Conditions of Investor's Obligations at Closing. The obligations of Investor under subsection 1.2 of this Agreement are subject to the fulfillment on or

                                       18.

before the Closing of each of the following conditions, the waiver of which shall not be effective without Investor's consent thereto:

                  7.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  7.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  7.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  7.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                  7.5 Opinion of Company Counsel. Investor shall have received from Wilson, Sonsini, Goodrich & Rosati, counsel for the Company, an opinion, dated as of the Closing, in a form reasonably acceptable to counsel for Investor.

                  7.6 Waiver of Registration Rights. The Company shall obtain a waiver and/or consent from the requisite number of holders of Registrable Securities, as defined in that certain Registration Rights Agreement, dated January 27, 1994, by and among the Company and each of the parties listed on Exhibit A thereto (the "Rights Agreement"), of any and all rights granted by that certain Rights Agreement, as required by the Rights Agreement.

                  8. Conditions of the Company's Obligations at Closing. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by
Investor:

                  8.1 Representations and Warranties. The representations and warranties of Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  8.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.

                                       19.

                  8.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  9. Investor Notice. In the event that Investor (which, for purposes of this Section 9 includes Investor, its affiliates and all of its subsidiaries) intends to, directly or indirectly, acquire, or enter into discussions, negotiations, arrangements or understandings with any third party to acquire prior to the expiration of this Section 9 (including, without limitation, the lapse of the negative covenants of this Section 9.1 upon the occurrence of any of the events described in Section 9.1(a) through (c)), beneficial ownership of any Common Stock and any other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency) ("Voting Stock"), any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, by way of stock dividends or other distributions or offerings made available to the holders of Voting Stock generally) and if the effect of such acquisition would be to increase the voting power of all Voting Stock then owned by Investor or which Investor has a right to acquire more than 9.9% of the total voting power of all Voting Stock then outstanding, Investor shall provide to the Company prior written notice of the proposed acquisition of Voting Stock. Such notice shall include the specific terms of the proposed method of acquisition of the securities of the Company or the Spinoff and shall be delivered to the Company four business days prior to the closing of such transaction. Notwithstanding the foregoing, Investor may acquire Voting Stock without first providing the Company with prior written notice upon the following events:

                  (a) if any person or group not affiliated with Investor and then owning Voting Stock representing at least 5% of the voting power of all Voting Stock then outstanding provides written notice to the Company or files any document with the SEC that contains terms that put the Company reasonably on notice of the likelihood that such person or group has acquired or is proposing to acquire any shares of Voting Stock or the right to acquire shares of Voting Stock having aggregate voting power of more than twenty-five percent (25%) of the total voting power of all shares of Voting Stock then outstanding and, in the case of a proposal to acquire such shares, the proposal and any related offers to purchase shares are not withdrawn or terminated prior to Investor making an offer to acquire Voting Stock or acquiring Voting Stock in response thereto; provided, however, that the negative covenants of this Section 9 will resume following the withdrawal of any proposal or offer to purchase shares made in accordance with this Section 9;

                  (b) if it is publicly disclosed or Investor otherwise learns that the Company has entered into any letter of intent or agreement with a person or group that, if consummated, would result in such person or group owning or having the right to

                                       20.

acquire shares of Voting Stock having aggregate voting power of more than 20% of the total voting power of all shares of Voting Stock then outstanding;

                  (c) if a tender offer is made as evidenced by the filing with the SEC of a Schedule 14D-1 (or any successor schedule or form promulgated or adopted for such purpose by the SEC) and the actual dissemination of tender offer materials to security holders by another person or group to purchase or exchange for cash or other consideration any Voting Stock which, if successful, would result in such person or group owning or having the right to acquire shares of Voting Stock with aggregate voting power of at least 50% of the total voting power of the Company then in effect; or

                  (d) upon the earlier of a merger, consolidation, or sale of substantially all of the Company's assets or December 31, 1999.

                  (e) Excluded Shares. For purposes of this agreement, Investor will not be deemed to have beneficial ownership of any Voting Stock held by an Investor pension plan or other employee benefit program if Investor does not have the power to control the investment decisions of such plan or program.

                  10. Miscellaneous.

                  10.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor or the Company.

                  10.2 Assignment; Successors and Assigns. No provision of this Agreement may be assigned without the prior written consent of the other party hereto. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  10.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                       21.

                  10.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  10.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by personal delivery, facsimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the facsimile number or address as follows:

                  Company: Interlink Computer Sciences, Inc.
                                    47370 Fremont Boulevard
                                    Fremont, California 94538
                                    Telephone:       (510) 657-9800
                                    Facsimile:       (510) 659-6381
                                    Attention:       Charles W. Jepson

                  with a copy (which will not constitute notice) to:

                                    Wilson, Sonsini, Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, California 94304-1050
                                    Telephone:       (415) 493-9300
                                    Facsimile:       (415) 493-6811
                                    Attention:       Thomas C. DeFilipps, Esq.

                  Investor:         Cisco Systems, Inc.
                                    170 West Tasman Drive
                                    San Jose, California 95134-1706
                                    Telephone:       (408) 526-4000
                                    Facsimile:       (408) 526-7110
                                    Attention:       Dan Scheinman, Esq.

                  with a copy (which will not constitute notice) to:

                                    Brobeck, Phleger & Harrison, LLP
                                    2200 Geng Road
                                    Two Embarcadero Place
                                    Palo Alto, CA  94303
                                    Telephone:  (415) 424-0160
                                    Facsimile:  (415) 496-2885
                                    Attention:  Edward M. Leonard, Esq.

or to such other facsimile number or address provided to the parties to this Agreement in accordance with this Section 10.6. Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery or

                                       22.

facsimile transmission (as evidenced by the confirmation thereof), or 2 days after deposit in the mails (as determined by reference to the postmark).

                  10.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

                  The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  10.8 Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  10.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                  10.10  Severability.   If  one  or  more  provisions  of  this
Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  10.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


                                       23.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     COMPANY



                                     By:    /s/ Charles W. Jepson
                                            -----------------------------
                                     Title: President & CEO
                                            -----------------------------


                                     INVESTOR:



                                     By:    /s/ John T. Chambers
                                            -----------------------------
                                     Title: President & CEO
                                            -----------------------------








               [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

                                       24.